Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-174741) and Form S-8 (No. 333-146648) of Rex Energy Corporation of information relating to our report setting forth the estimates of revenues from the oil and gas reserves of Rex Energy Corporation as of October 31, 2012, and to inclusion of our report, in the form and context in which it appears, in the Current Report on Form 8-K of Rex Energy Corporation to be filed with the Securities and Exchange Commission on or about November 13, 2012, including (i) our summary report set forth as Exhibit 99.2 to such Current Report on Form 8-K and (ii) such information from our Report included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. Financial Statements and Supplementary Data” set forth in Exhibit 99.3 to such Current Report on Form 8-K. We further consent to the reference to this firm under the heading “Experts” in such registration statements.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

November 13, 2012